SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report:  May 9, 2011

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 9, 2011.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal I:  The election of one director for a three year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James J. Fuller	6,471,719	663,061	1,527,001

Proposal II:  The approval of an advisory non-binding proposal to approve the Company’s executive compensation programs and policies.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,274,081	798,859	61,841	1,527,000

Proposal III:  The ratification of appointment of Cherry, Bekaert & Holland L.L.P as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2011.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
8,559,598	84,645	17,538	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: May 9, 2011	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer